(ICON)

Prudential
Jennison
Growth &
Income
Fund

SEMI
ANNUAL
REPORT

March 31, 1998

(LOGO)

Prudential Jennison Growth & Income Fund
A Series of the Prudential Jennison Series Fund,
Inc.

Performance At A Glance.
As the stock market rose substantially during the six-month reporting period, the Prudential Jennison Growth & Income Fund's return trailed the Lipper
Growth & Income Average because we didn't expect stocks to rally as much as they did. In fact, we held as much as 18% of our assets in cash, and avoided investing in the most expensive stocks, which, to our surprise, led the market higher. We believe our defensive position will benefit us in the months ahead.

Cumulative Total Returns1                 As of
3/31/98


                  Six        One        Since
                Months      Year      Inception2
Class A          5.55%      31.06%      36.92%
Class B          5.17       30.08       35.49
Class C          5.17       30.08       35.49
Class Z          5.75       31.47       37.80
Lipper Growth
& Income Avg3   12.49       40.15         ***


Average Annual Total Returns                 1As
of 3/31/98

                            One
Since
                            Year
Inception2
Class A                    24.50%
20.76%
Class B                    25.08
21.71
Class C                    29.08
24.35
Class Z                    31.47
25.87

Past performance is not indicative of future results. Principal and investment return will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

1Source: Prudential Investments Fund Management and Lipper Analytical Services.
The cumulative returns do not take into account sales charges. The average annual returns do take into account applicable sales charges. The Fund charges a maximum front-end sales load of 5% for Class A shares and a declining contingent deferred sales charge (CDSC) of 5%, 4%, 3%, 2%, 1% and 1% for six years for Class B shares. Class C shares have a 1% CDSC for one year. Class B shares will automatically convert to Class A shares on a quarterly basis, approximately seven years after purchase. Class
Z shares are not subject to a
sales charge or a distribution fee.

2Inception date: 11/7/96 for Class A, B, C, and
Z shares.

3Lipper returns are for all funds in each share class for the six-month and
1-year periods.

***Lipper Since Inception returns are 45.83% for
Classes A, B, C, and Z and
are for all funds in each share class.

How Investments Compared.
     (As of 3/31/98)
        (GRAPH)

Source: Lipper Analytical Services. Financial markets change, so a mutual fund's past performance should never be used to predict future results. The risks to each of the investments listed above are different -- we provide
12-month total returns for several Lipper mutual fund categories to show you that reaching for higher returns means tolerating more risk. The greater the risk, the larger the potential reward or loss.
In addition, we've included
historical 20-year average annual returns. These returns assume the reinvestment of dividends.

U.S. Growth Funds will fluctuate a great deal.
Investors have received higher
historical total returns from stocks than from most other investments. Smaller capitalization stocks offer greater potential for long-term growth but may be more volatile than larger capitalization stocks.

General Bond Funds provide more income than stock funds, which can help smooth out their total returns year by year. But their prices still fluctuate
(sometimes significantly) and their returns have been historically lower than those of stock funds.

General Municipal Debt Funds invest in bonds issued by state governments, state agencies and/or municipalities. This investment provides income that is usually exempt from federal and state income taxes.

U.S. Taxable Money Funds attempt to preserve a constant share value; they don't fluctuate much in price but, historically, their returns have been generally among the lowest of the major investment categories.

Bradley Goldberg, Fund Manager
(PHOTO)

Portfolio
Manager's Report
The Prudential Jennison Growth & Income Fund invests primarily in stocks of established companies with growth prospects we believe to be largely unrecognized by the market. We seek strong total investment returns by combining a focus on earnings growth with attention to the current price of a share. This discipline discourages us from paying too much for projected growth or from continuing to hold a stock when the market offers more than a fair price. There can be no assurance that the Fund will reach its investment objective.

A Hybrid Strategy.
We use a hybrid strategy of growth and value investing. We want our stocks to have both greater earnings growth than the market and lower cost. To get that combination, we look at stocks where we think we are ahead of the consensus in our expectations of earnings momentum or earnings sustainability. We're somewhat contrarian -- we look where many portfolio managers don't.

Strategy Session.
------------------------------------------------
-------------------------------
Earnings & Growth.
We combine a growth strategy -- looking for long-term earnings growth at faster rates than the overall market -- and a value strategy -- looking for companies selling significantly below the average ratio of price to earnings. The appreciation potential of holdings must be, in our opinion, at least two or three times the possible downside. There is a contrarian element to this approach: If most investors had agreed with our view that these companies can achieve high, long-term earnings growth, the stocks would be selling at premium prices.

CIGNA is currently our largest holding, and is benefiting from low inflation and interest rates. We've held CIGNA for some time; it still offers considerably more reward potential than risk as the company refocuses on selling to the growing world market. We believe that CIGNA's earnings will grow faster than they have in the past. It is a good investment value because its share price has yet to reflect this.

Polaroid Added.
Polaroid is a new holding for the Fund. We began following this company closely when it acquired new management. We expect the new team to use
Polaroid's globally recognized brand name to restore superior earnings growth.
Polaroid shares sell at a fraction of the price of other well-known brands, such as Coca-Cola and Gillette. We have confidence in its management's recent aggressive steps to reduce production costs and increase the rate of new product introductions.

What Went Well.
------------------------------------------------
-
Exuberant Stocks.
Since their Asia-induced lows in October 1997, stocks have risen 20%, bringing the three-year return on the S&P 500 to 134%. We consider this substantially more than normal, considering long-term rates of profit and dividend growth.

In the technology sector, our Digital Equipment shares rose sharply when Compaq
Computer announced its intention to acquire the company. Xerox and Symbol
Technologies also performed well because their operating results exceeded analysts' expectations.

Consolidation and restructuring activity accelerated in the financial services sector, and our stocks, such as Fleet Financial, benefited. Low inflation and interest rates caused rapid economic growth and very active financial markets, an excellent setting for the earnings of companies in this sector. Stocks in the consumer sector - such as The New York
Times, American Greetings, The
Limited, Inc., Tribune Co., Vodaphone, and Dial
Corporation - contributed
to performance.

And Not So Well.
------------------------------------------------
-
Too Much Cash.
The extremely high values that investors are placing on companies today and our generally cautious stance toward stocks led us to hold a substantial position in cash - about 18% at March 31. We also held a small short position in what we perceived to be particularly overvalued stocks. Short positions, where we sell a stock we don't own with the goal of buying it back at lower prices, have represented 4% to 7% of our assets.
We are doing this because
many of today's most popular stocks are more highly valued than at any other time in this century and we believe they may move toward historical levels.
However, this defensive strategy has reduced our returns, particularly when compared with our fully invested competitors. We continue to feel, nonetheless, that keeping this partial shock absorber is the right strategy, particularly for the conservative investor who selects growth and income funds. Some stocks in the energy and basic materials sectors tended to lag the broad market when investors became concerned about slowing economic activity in Asia and lower commodity prices. Waste Management also suffered from a reshuffling of its top management and from accounting issues.
Alumax was hurt by a decline in
aluminum prices. Union Pacific incurred serious operating problems.

Five Largest Holdings.

3.2%  CIGNA Corp.
      Insurance
2.7%  The Limited, Inc.
      Retail
2.6%  Sears, Roebuck & Co.
      Retail
2.4%  Chase Manhattan Corp.
      Banking
2.3%  Ryder System, Inc.
      Business Services

Expressed as a percentage of net assets as of 3/31/98.


Looking Ahead.
------------------------------------------------
-
We are pleased by management actions in basic materials companies - companies that produce chemicals and metals. In order to improve returns to shareholders, these companies are restructuring and cutting costs rather than adding capacity to fight for larger market share. Given the supply and demand balance for basic materials, we think this is the right course. We will also continue to hold cash and short positions to provide a small cushion from possible downturns in the market. Although we believe the economy will continue to grow and interest rates and inflation will remain low, current stock prices may already reflect the benefits of this attractive environment.

President's Letter
May 15, 1998
------------------------------------------------
-------------------------------
(PHOTO)
                             See You On the Net!
Dear Shareholder:
We are proud to be part of the worldwide web and we invite you to visit our two web sites, if you have not already done so.
Yes, we currently offer two
sites -- each with its own distinctive identity.

http://www.prudential.com
The Prudential web site features information on personal investing, retirement planning, commercial and residential real estate opportunities, as well as insurance products for life, health, home and property.

You can look up performance data on your Prudential mutual funds, learn about proven investment strategies, or take one of our many interactive quizzes that will help guide you in determining long-term goals -- like how much to save for your child's college education or for your retirement.

http://www.prusec.com
The Prudential Securities Virtual Branch Office is a full-service brokerage web site specifically designed to provide investors with the information they need to make informed financial decisions. It was rated the No. 1 full-service brokerage web site of its type by Financial Net
News (February 1998), a
subsidiary of Institutional Investor magazine, and was also rated among the top corporate web sites by Fortune magazine
(Winter 1998).

What investors can find here are -- daily market commentaries, stock quotes, economic forecasts, product news, and current market research, in addition to interactive investing programs. Investors, through their Prudential Securities
Financial Advisors, may also enroll in
Prudential Online(R) and have access to
their personal account information which includes balances, security values, transactions and account activities. They can also easily E-mail their
Financial Advisor.

Both sites also contain professional
opportunities for people who are searching for employment or considering a change of career paths.

We plan to make further enhancements to our web pages as the year progresses.
So please, the next time you are "web browsing" or "surfing the net," pay us a visit. Let us know what you think and what you'd like to see added in the future.

Sincerely,

Brian M. Storms
President, Prudential Mutual Funds & Annuities

PRUDENTIAL JENNISON SERIES FUND, INC.
Portfolio of Investments
PRUDENTIAL JENNISON GROWTH &
as of March 31, 1998 (Unaudited)         INCOME
FUND
------------------------------------------------
------------

Shares       Description
Value (Note 1)
------------------------------------------------
------------
LONG-TERM INVESTMENTS--86.5%
COMMON STOCKS--85.3%
------------------------------------------------
------------
Aircraft/Defense Electronics--6.5%
   47,600    Boeing Co.
$  2,481,150
   38,700    General Motors Corp., Class H
2,609,831
   20,200    Lockheed Martin Corp.
2,272,500
   39,040    Raytheon Co.
2,220,400

------------

9,583,881
------------------------------------------------
------------
Airlines--0.6%
    7,500    Delta Airlines, Inc.
886,875
------------------------------------------------
------------
Aluminum--2.7%
   16,300    Aluminum Co. of America
1,121,644
   45,800    Reynolds Metals Co.
2,813,837

------------

3,935,481
------------------------------------------------
------------
Automotive Parts--1.2%
   34,500    B.F. Goodrich Co.
1,761,656
------------------------------------------------
------------
Banking--6.4%
   26,200    Chase Manhattan Corp.
3,533,725
   36,300    Fleet Financial Group, Inc.
3,087,768
  136,300    Hibernia Corp., Class A
2,802,669

------------

9,424,162
------------------------------------------------
------------
Business Services--6.4%
   46,200    Cendant Corp.
1,830,675
   40,900    Hertz Corp.
1,881,400
   80,000    Ogden Corp.
2,300,000
   89,200    Ryder System, Inc.
3,389,600

------------

9,401,675
------------------------------------------------
------------
Cellular Communications--0.8%
   11,000    Vodafone Group PLC (ADR)
                (United Kingdom)
1,142,625
Computer Systems/Peripherals--6.6%
   52,600    Digital Equipment Corp.(a)
$  2,751,637
   33,500    Hewlett-Packard Co.
2,123,063
   19,500    International Business Machines
                Corp.
2,025,563
   34,350    Symbol Technologies, Inc.(a)
1,689,591
   60,700    Unisys Corp.(a)
1,153,300

------------

9,743,154
------------------------------------------------
------------
EDP/Software Services--0.8%
  136,500    Intergraph Corp.(a)
1,155,984
------------------------------------------------
------------
Foods--2.0%
   62,000    Dole Food Co., Inc.
2,999,250
------------------------------------------------
------------
Hotels--2.3%
  105,600    Hilton Hotels Corp.
3,366,000
------------------------------------------------
------------
Household & Personal Care Products--0.8%
   50,000    The Dial Corp.
1,196,875
------------------------------------------------
------------
Insurance--5.2%
   23,100    CIGNA Corp.
4,735,500
   26,200    NAC Re Corp.
1,373,862
   58,300    TIG Holdings, Inc.
1,534,019

------------

7,643,381
------------------------------------------------
------------
Machinery--1.6%
   35,300    Case Corp.
2,404,813
------------------------------------------------
------------
Manufacturing--1.5%
   42,200    Kennametal, Inc.
2,220,775

------------------------------------------------
--------------------------------
See Notes to Financial Statements.     3

PRUDENTIAL JENNISON SERIES FUND, INC.
Portfolio of Investments
PRUDENTIAL JENNISON GROWTH &
as of March 31, 1998 (Unaudited)         INCOME
FUND
------------------------------------------------
------------

Shares       Description
Value (Note 1)
------------------------------------------------
------------
Media--2.1%
   59,300    CBS Corp.
$  2,012,494
   18,231    Chris-Craft Industries, Inc.(a)
1,074,490

------------

3,086,984
------------------------------------------------
------------
Oil Services--1.4%
   21,000    Baker Hughes, Inc.
845,250
   22,100    Smith International, Inc.(a)
1,216,881

------------

2,062,131
------------------------------------------------
------------
Paper & Forest Products--4.8%
   67,200    Boise Cascade Corp.
2,423,400
   42,500    Champion International Corp.
2,308,281
  118,600    Stone Container Corp.
1,482,500
   12,600    Temple-Inland, Inc.
782,775

------------

6,996,956
------------------------------------------------
------------
Petroleum--2.7%
   15,700    Anadarko Petroleum Corp.
1,083,300
   21,700    Burlington Resources, Inc.
1,040,244
   48,900    Unocal Corp.
1,891,819

------------

4,015,363
------------------------------------------------
------------
Pharmaceuticals--0.6%
   10,600    Smithkline Beecham PLC (ADR)
                (United Kingdom)
663,162
    4,600    Vertex Pharmaceuticals, Inc.(a)
146,913

------------

810,075
------------------------------------------------
------------
Photography/Imaging Technology--2.6%
   55,500    Polaroid Corp.
2,442,000
   12,100    Xerox Corp.
1,287,894

------------

3,729,894
Publishing--6.4%
   41,000    American Greetings Corp., Class A
$  1,886,000
   29,100    McGraw-Hill Companies, Inc.
2,213,419
   42,900    New York Times Co., Class A
3,003,000
   31,400    Tribune Co.
2,213,700

------------

9,316,119
------------------------------------------------
------------
Real Estate Investment Trusts--2.4%
   66,071    Meditrust Corp.-Paired Stock
2,039,942
   60,300    Tower Realty Trust, Inc.
1,484,888

------------

3,524,830
------------------------------------------------
------------
Retail--6.6%
   55,800    AutoZone, Inc.(a)
1,890,225
   66,800    Sears, Roebuck & Co.
3,836,825
  137,500    The Limited, Inc.
3,944,531

------------

9,671,581
------------------------------------------------
------------
Savings & Loan--1.4%
   27,700    Washington Mutual, Inc.
1,986,609
------------------------------------------------
------------
Specialty Chemicals--5.0%
   51,700    Betzdearborn, Inc.
2,917,819
   40,700    Dexter Corp.
1,683,962
   39,200    Minerals Technologies, Inc.
1,974,700
   23,300    Morton International, Inc.
764,531

------------

7,341,012
------------------------------------------------
------------
Steel & Metals--2.4%
   47,000    British Steel PLC (ADR)
                (United Kingdom)
1,139,750
   64,700    USX-U.S. Steel Group, Inc.
2,442,425

------------

3,582,175

------------------------------------------------
--------------------------------
See Notes to Financial Statements.     4

PRUDENTIAL JENNISON SERIES FUND, INC.
Portfolio of Investments
PRUDENTIAL JENNISON GROWTH &
as of March 31, 1998 (Unaudited)         INCOME
FUND
------------------------------------------------
------------

Shares       Description
Value (Note 1)
------------------------------------------------
------------
Telecommunications--0.4%
   12,600    WorldCom Inc.(a)
$    542,588
------------------------------------------------
------------
Transportation--1.1%
   54,600    Knightsbridge Tankers Ltd.
1,556,100

------------
             Total common stocks
                (cost $101,834,843)
125,089,004

------------
------------------------------------------------
------------
PREFERRED STOCK--1.2%
   33,300    USX-U.S. Steel Group, Inc.
                Conv., 6.75%
                (cost $1,593,524)
1,660,837

------------
             Total long-term investments
                (cost $103,428,367)
126,749,841

------------

SHORT-TERM INVESTMENTS--13.7%
              Principal
Moody's       Amount
Rating        (000)
------------------------------------------------
------------
COMMERCIAL PAPER--3.1%
P-1           $   4,573    General Electric
                             Capital Corp.
                             5.59%, 4/2/98
                             (cost $4,573,000)
4,573,000

-------------
------------------------------------------------
------------
REPURCHASE AGREEMENT--3.8%
                  5,538    State Street Bank &
                             Trust Co.,
                             5.00%, due 4/1/98
in
                             the amount of
                             $5,538,769 (cost
                             $5,538,000; value
of
                             the collateral
                             including accrued
                             interest-
$5,652,937)         5,538,000

-------------
Principal
Amount
(000)
U.S. GOVERNMENT SECURITIES--6.8%
             United States Treasury Bills
$10,000(b)   5.235%, 4/30/98
                (cost $9,957,829)
$  9,957,829

------------
             Total short-term investments
                (cost $20,068,829)
20,068,829

------------
             Total investments before
                short sales--100.2%
                (cost $123,497,196; Note 4)
146,818,670

------------
COMMON STOCKS SOLD SHORT(a)--(4.4%)
Shares
------------------------------------------------
------------
Household & Personal Care Products--(1.0%)
 (16,800)    Procter & Gamble Co.
(1,417,500)
------------------------------------------------
------------
Integrated Oil--(1.4%)
 (29,900)    Exxon Corp.
(2,021,987)
------------------------------------------------
------------
Machinery--(1.0%)
 (37,600)    Dover Corp.
(1,428,800)
------------------------------------------------
------------
Telecommunications Equipment--(1.0%)
 (11,900)    Lucent Technologies, Inc.
(1,521,713)

------------
             Total common stocks sold short
                (proceeds at cost $6,133,356)
(6,390,000)

------------
             Total investments, net of
                short sales--95.8%
140,428,670
             Other assets in excess of
                liabilities--4.2%
6,181,038

------------
             Net Assets--100%
$146,609,708

------------

------------

---------------
(a) Non-income producing securities.
(b) $6,430,000 of principal amount pledged as
collateral for short sales.
ADR--American Depository Receipt.
------------------------------------------------
--------------------------------
See Notes to Financial Statements.     5

PRUDENTIAL JENNNISON SERIES FUND, INC.
Statement of Assets and Liabilities
PRUDENTIAL JENNISON GROWTH &
(Unaudited)                             INCOME
FUND
------------------------------------------------
--------------------------------

Assets
March 31,1998
Investments, at value (cost
$123,497,196)...................................
 ...............................      $
146,818,670
Cash............................................
 ................................................
 ...........            107,813
Receivable for securities sold
short...........................................
 ............................          6,133,356
Receivable for investments
sold............................................
 ................................
1,036,236
Receivable for Series shares
sold............................................
 ..............................
404,746
Due from Broker for securities sold
short...........................................
 .......................            241,669
Dividends and interest
receivable......................................
 ....................................
183,914
Other
assets..........................................
 ................................................
 .....                671

--------------
   Total
assets..........................................
 ................................................
 ..        154,927,075

--------------
Liabilities
Investments sold short, at value (proceeds
$6,133,356).....................................
 ................          6,390,000
Payable for investments
purchased.......................................
 ...................................
1,353,236
Payable for Series shares
reacquired......................................
 .................................
302,838
Accrued
expenses........................................
 ................................................
 ...             99,060
Distribution fee
payable.........................................
 ..........................................
98,467
Management fee
payable.........................................
 ............................................
73,766

--------------
   Total
liabilities.....................................
 ................................................
 ..          8,317,367

--------------
Net
Assets..........................................
 ................................................
 .......      $ 146,609,708

--------------

--------------
Net assets were comprised of:
   Common stock, at
par.............................................
 .......................................      $
11,410
   Paid-in capital in excess of
par.............................................
 ...........................        120,170,389

--------------

120,181,799
   Undistributed net investment
income..........................................
 ...........................            301,239
   Accumulated net realized gain on
investments.....................................
 .......................          3,061,840
   Net unrealized appreciation on
investments.....................................
 .........................         23,064,830

--------------
Net assets, March 31,
1998............................................
 .....................................      $
146,609,708

--------------

--------------
Class A:
   Net asset value and redemption price per
share
      ($37,308,111 / 2,898,870 shares of common
stock issued and
outstanding)..............................
$12.87
   Maximum sales charge (5.0% of offering
price)..........................................
 .................                .68

--------------
   Maximum offering price to
public..........................................
 ..............................
$13.55

--------------

--------------
Class B:
   Net asset value, offering price and
redemption price per share
      ($99,799,686 / 7,771,259 shares of common
stock issued and
outstanding)..............................
$12.84

--------------

--------------
Class C:
   Net asset value, offering price and
redemption price per share
      ($8,281,962 / 644,896 shares of common
stock issued and
outstanding).................................
$12.84

--------------

--------------
Class Z:
   Net asset value, offering price and
redemption price per share
      ($1,219,949 / 94,451 shares of common
stock issued and
outstanding)..................................
$12.92

--------------

--------------

------------------------------------------------
--------------------------------
See Notes to Financial Statements.     6

PRUDENTIAL JENNISON SERIES FUND, INC.
PRUDENTIAL JENNISON GROWTH &
INCOME FUND
Statement of Operations (Unaudited)
------------------------------------------------
------------

Six Months

Ended
Net Investment Income
March 31, 1998
Income
   Dividends (net of foreign
      withholding taxes of $1,505)....        $
1,024,248
   Interest and discount earned.......
625,019
                                         -------
--------------
      Total income....................
1,649,267
                                         -------
--------------
Expenses
   Distribution fee--Class A..........
43,022
   Distribution fee--Class B..........
450,222
   Distribution fee--Class C..........
36,889
   Management fee.....................
398,201
   Transfer agent's fees and
      expenses........................
86,000
   Custodian's fees and expenses......
56,000
   Registration fees..................
43,000
   Reports to shareholders............
38,000
   Dividends on securities sold
      short...........................
32,776
   Legal fees and expenses............
20,000
   Audit fee..........................
10,000
   Directors' fees and expenses.......
4,000
   Miscellaneous......................
7,107
                                         -------
--------------
      Total expenses..................
1,225,217
                                         -------
--------------
Net investment income.................
424,050
                                         -------
--------------
Realized and Unrealized Gain (Loss)
on Investments
Net realized gain (loss) on:
   Investment transactions............
5,675,200
   Financial futures transactions.....
(119,265)
   Short sales........................
(630,297)
                                         -------
--------------

4,925,638
                                         -------
--------------
Net change in unrealized
   appreciation/depreciation on:
   Investments........................
2,243,151
   Short sales........................
(215,054)
                                         -------
--------------

2,028,097
                                         -------
--------------
Net gain on investments...............
6,953,735
                                         -------
--------------
Net Increase in Net Assets Resulting
from Operations.......................        $
7,377,785
                                         -------
--------------
                                         -------
--------------

PRUDENTIAL JENNISON SERIES FUND, INC.
PRUDENTIAL JENNISON GROWTH &
INCOME FUND
Statement of Changes in Net Assets (Unaudited)
------------------------------------------------
------------

                                 Six Months
                                   Ended
November 7, 1996(a)
Increase (Decrease)              March 31,
Through
in Net Assets                       1998
September 30, 1997
Operations
   Net investment income.....   $     424,050
$    311,051
   Net realized gain on
      investment
      transactions...........       4,925,638
4,530,772
   Net change in unrealized
      appreciation of
      investments............       2,028,097
21,036,733
                               --------------
--------------------
   Net increase in net assets
      resulting from
      operations.............       7,377,785
25,878,556
                               --------------
--------------------
Dividends and distributions
   (Note 1):
   Dividends from net
      investment income
      Class A................        (127,948)
(173,413)
      Class B................         (28,063)
(87,383)
      Class C................          (2,276)
(9,043)
      Class Z................          (4,048)
(1,688)
                               --------------
--------------------
                                     (162,335)
(271,527)
                               --------------
--------------------
   Distributions from net
      realized gains
      Class A................      (1,652,658)
--
      Class B................      (4,349,846)
--
      Class C................        (352,855)
--
      Class Z................         (39,211)
--
                               --------------
--------------------
                                   (6,394,570)
--
                               --------------
--------------------
Series share transactions
   (net of share conversions)
   (Note 5)
   Net proceeds from shares
      sold...................      26,401,663
125,652,781
   Net asset value of shares
      issued in reinvestment
      of dividends and
      distributions..........       6,204,096
248,524
   Cost of shares
      reacquired.............     (16,940,595)
(21,384,670)
                               --------------
--------------------
   Net increase in net assets
      from Series share
      transactions...........      15,665,164
104,516,635
                               --------------
--------------------
Total increase...............      16,486,044
130,123,664
Net Assets
Beginning of period..........     130,123,664
--
                               --------------
--------------------
End of period................   $ 146,609,708
$130,123,664
                               --------------
--------------------
                               --------------
--------------------

---------------
(a) Commencement of investment operations.
------------------------------------------------
--------------------------------
See Notes to Financial Statements.     7

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Notes to Financial Statements (Unaudited) INCOME
FUND
------------------------------------------------
--------------------------------
Prudential Jennison Growth & Income Fund (the
'Series') is a separately managed
series of Prudential Jennison Series Fund, Inc., formerly Prudential Jennison
Fund, Inc. (the 'Fund'). The Fund was
incorporated in Maryland on August 10,
1995 and is registered under the Investment
Company Act of 1940 as a
diversified, open-end management investment company. Investment operations commenced on November 7, 1996.

The Series' investment objective is to achieve
long-term growth of capital and
income, with current income as a secondary
objective. The Series seeks to
achieve its objectives by investing primarily in
common stocks of established
companies with growth prospects believed to be
underappreciated by the market.
------------------------------------------------
------------
Note 1. Accounting Policies

The following is a summary of significant accounting policies followed by the
Series in the preparation of its financial statements.

Securities Valuation: Securities listed on a securities exchange (other than options on securities and indices) are valued at the last sales price on the day of valuation, or, if there was no sale on such day, at the mean between the closing bid and asked prices on such day or at the bid price in the absence of an asked price as provided by a pricing service.
Securities that are actively
traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued by an independent pricing service. Convertible debt securities that are actively traded in the over-the-counter market, including listed securities for which the primary market is believed to be over-the-counter, are valued at the mean between the most recently quoted bid and asked prices provided by a principal market maker or independent pricing agent. Options on securities and indices traded on an exchange are valued at the mean between the most recently quoted bid and asked prices provided by the respective exchange.
Futures contracts and options
thereon are valued at the last sales price as of the close of business of the exchange. Securities for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

Short-term securities which mature in more than 60 days are valued at current market quotations. Short-term securities which mature in 60 days or less are valued at amortized cost.

All securities are valued as of 4:15 p.m., New
York time.

Securities Transactions and Net Investment
Income: Securities transactions are
recorded on the trade date. Realized gains or losses on sales of securities are calculated on the identified cost basis.
Dividend income is recorded on the
ex-dividend date; interest income is recorded on the accrual basis. Expenses are recorded on the accrual basis which may require the use of certain estimates by management.

Net investment income, other than distribution fees, and realized and unrealized gains or losses are allocated daily to each class of shares based upon the relative proportion of net assets of each class at the beginning of the day.

Financial Futures Contracts: A financial futures contract is an agreement to purchase (long) or sell (short) an agreed amount of securities at a set price for delivery on a future date. Upon entering into a financial futures contract, the Series is required to pledge to the broker an amount of cash and/or other assets equal to a certain percentage of the contract amount. This amount is known as the 'initial margin.' Subsequent payments, known as 'variation margin,' are made or received by the Series each day, depending on the daily fluctuations in the value of the underlying security. Such variation margin is recorded for financial statement purposes on a daily basis as unrealized gain or loss. When the contract expires or is closed, the gain or loss is realized and is presented in the statement of operations as net realized gain (loss) on financial futures contracts.

The Series invests in financial futures
contracts in order to hedge its existing portfolio securities, or securities the Series intends to purchase, against fluctuations in value caused by changes in prevailing interest rates. Should interest rates move unexpectedly, the Series may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. The use of futures transactions involves the risk of imperfect correlation in movements in the price of futures contracts, interest rates and the underlying hedged assets.

Short Sales: The Series may sell a security it does not own in anticipation of a decline in the market value of that security
(short sale). When the Series makes
a short sale, it must borrow the security sold short and deliver it to the broker-dealer through which it made the short sale. The proceeds received from the short sale are maintained as collateral for its obligation to deliver the security upon conclusion of the sale. In addition, the Series may have to make additional subsequent deposits with the broker equal to the change in the market value of the security sold short. The Series may have to pay a fee to borrow the particular security and may be obligated to pay over any payments received on such borrowed securities. A gain, limited to the price at which the Series sold the security short, or a loss, unlimited in magnitude, will be recognized upon the termination of a short sale if the market price at termination is less than or greater than, respectively, the proceeds originally received.

Dividends and Distributions: The Series expects
to pay dividends of net
investment income, if any, semi-annually and to
make distributions of any
------------------------------------------------
--------------------------------
                                       8

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Notes to Financial Statements (Unaudited) INCOME
FUND
------------------------------------------------
--------------------------------
net capital gains at least annually. Dividends and distributions are recorded on the ex-dividend date. Income distributions and capital gain distributions are determined in accordance with income tax regulations which may differ from generally accepted accounting principles.

Taxes: It is the Series' policy to meet the requirements of the Internal Revenue
Code applicable to regulated investment
companies and to distribute all of its
taxable net income to its shareholders.
Therefore, no federal income tax
provision is required.

Withholding taxes on foreign dividends have been
provided for in accordance with
the Series' understanding of the applicable
country's tax rules and rates.
------------------------------------------------
------------
Note 2. Agreements

The Fund has a management agreement with Prudential Investments Fund Management
LLC ('PIFM'). Pursuant to a subadvisory
agreement between PIFM and Jennison
Associates Capital Corp. ('Jennison'), Jennison furnishes investment advisory services in connection with the management of the Fund. Under the subadvisory agreement, Jennison, subject to the supervision of PIFM, is responsible for managing the assets of the Series in accordance with its investment objectives, and policies.

The management fee paid PIFM is computed daily and payable monthly, at an annual rate of .60 of 1% of the average daily net assets of the Series. PIFM pays
Jennison a subadvisory fee at an annual rate of
 .30 of 1% of the average daily
net assets of the Series up to and including
$300 million and .25 of 1% of such
assets in excess of $300 million. PIFM also pays the cost of compensation of officers and employees of the Fund, occupancy and certain clerical and bookkeeping costs of the Fund. The Fund bears all other costs and expenses.

The Fund has a distribution agreement with Prudential Securities Incorporated
('PSI'), which acts as the distributor of the Class A, Class B, Class C and
Class Z shares of the Fund. The Fund compensates
PSI for distributing and
servicing the Fund's Class A, Class B and Class
C shares, pursuant to plans of
distribution, (the 'Class A, B and C Plans') regardless of expenses actually incurred by them. The distribution fees are accrued daily and payable monthly.
No distribution or service fees are paid to PSI as distributor of the Class Z shares of the Fund.

Pursuant to the Class A, B and C Plans, the Fund compensates PSI for distribution-related activities at an annual rate of up to .30 of 1%, 1% and 1% of the average daily net assets of the Class A, B and C shares, respectively.
Such expenses under the plans were .25 of 1%, 1% and 1% of average daily net assets of the Class A, B and C shares, respectively, for the six months ended
March 31, 1998.

PSI has advised the Series that it has received approximately $87,300 in front-end sales charges resulting from sales of Class A shares during the six months ended March 31, 1998. From these fees, PSI paid such sales charges to affiliated broker-dealers, which in turn paid commissions to salespersons and incurred other distribution costs.

PSI has advised the Series that for the six months ended March 31, 1998, it received approximately $113,700 and $900 in contingent deferred sales charges imposed upon certain redemptions by Class B and C shareholders, respectively.

PIFM, Jennison and PSI are wholly owned
subsidiaries of The Prudential Insurance
Company of America.

The Series, along with other affiliated
registered investment companies (the
'Funds'), has a credit agreement (the
'Agreement') with an unaffiliated lender.
The maximum commitment under the Agreement is
$200,000,000. Interest on any such
borrowings outstanding will be at market rates.
The purpose of the Agreement is
to serve as an alternative source of funding for
capital share redemptions. The
Series has not borrowed any amounts pursuant to
the Agreement during the six
months ended March 31, 1998. The Funds pay a
commitment fee at an annual rate of
 .055 of 1% on the unused portion of the credit
facility. The commitment fee is
accrued and paid quarterly on a pro rata basis
by the Funds. The Agreement
expired on December 30, 1997 and has been
extended through December 29, 1998
under the same terms.
------------------------------------------------
------------
Note 3. Other Transactions with Affiliates

Prudential Mutual Fund Services LLC ('PMFS'), a wholly owned subsidiary of PIFM, serves as the Series' transfer agent. During the six months ended March 31,
1998, the Series incurred fees of approximately
$72,400 for the services of
PMFS. As of March 31, 1998, approximately
$13,300 of such fees were due to PMFS.
Transfer agent fees and expenses in the
Statement of Operations include certain
out-of-pocket expenses paid to nonaffiliates.

For the six months ended March 31, 1998, PSI
earned approximately $8,900 in
brokerage commissions from portfolio
transactions executed on behalf of the
Series.
------------------------------------------------
--------------------------------
                                       9

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Notes to Financial Statements (Unaudited) INCOME
FUND
------------------------------------------------
--------------------------------
Note 4. Portfolio Securities

Purchases and sales of investment securities, other than short-term investments, for the six months ended March 31, 1998 were $49,665,963 and $45,656,464, respectively.

The cost basis of the investments for federal
income tax purposes at March 31,
1998, was $123,508,331 and, accordingly, net
unrealized appreciation of
investments for federal income tax purposes was
$23,310,340 (gross unrealized
appreciation-$24,545,271; gross unrealized
depreciation--$1,234,931).
------------------------------------------------
------------
Note 5. Capital

The Series offers Class A, Class B, Class C and
Class Z shares. Class A shares
are sold with a front-end sales charge of up to 5%. Class B shares are sold with a contingent deferred sales charge which declines from 5% to zero depending on the period of time the shares are held. Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. A special exchange privilege is also available for shareholders who qualified to purchase Class A shares at net asset value. Class C shares are sold with a contingent deferred sales charge of 1% during the first year. Class Z shares are not subject to any sales or redemption charge and are offered exclusively for sale to a limited group of investors.

There are 3 billion shares of $.001 par value common stock authorized which are divided into three Series, each of which offers four classes, designated Class
A, Class B, Class C and Class Z, each of which consists of 250 million authorized shares.

Transactions in shares of common stock were as follows:

Class A                                   Shares
Amount
--------------------------------------  --------
--   -----------
Six months ended March 31, 1998:
Shares sold...........................
598,947   $ 7,331,226
Shares issued in reinvestment of
  dividends and distributions.........
145,428     1,700,057
Shares reacquired.....................
(571,788)   (7,004,390)
                                        --------
--   -----------
Net increase in shares outstanding
  before conversion...................
172,587     2,026,893
Shares issued upon conversion from
  Class B.............................
22,046       272,092
                                        --------
--   -----------
Net increase in shares outstanding....
194,633   $ 2,298,985
                                        --------
--   -----------
                                        --------
--   -----------
Class A                                   Shares
Amount
--------------------------------------  --------
--   -----------
November 7, 1996* through
  September 30, 1997:
Shares sold...........................
3,742,825   $39,152,598
Shares issued in reinvestment of
  dividends...........................
14,160       157,166
Shares reacquired.....................
(1,113,963)  (12,460,182)
                                        --------
--   -----------
Net increase in shares outstanding
  before conversion...................
2,643,022    26,849,582
Shares issued upon conversion from
  Class B.............................
61,215       732,819
                                        --------
--   -----------
Net increase in shares outstanding....
2,704,237   $27,582,401
                                        --------
--   -----------
                                        --------
--   -----------
Class B
--------------------------------------
Six months ended March 31, 1998:
Shares sold...........................
1,273,394   $15,688,280
Shares issued in reinvestment of
  dividends and distributions.........
351,206     4,109,107
Shares reacquired.....................
(639,871)   (7,848,745)
                                        --------
--   -----------
Net increase in shares outstanding
  before conversion...................
984,729    11,948,642
Shares reacquired upon conversion from
  Class A.............................
(22,079)     (272,092)
                                        --------
--   -----------
Net increase in shares outstanding....
962,650   $11,676,550
                                        --------
--   -----------
                                        --------
--   -----------
November 7, 1996* through
  September 30, 1997:
Shares sold...........................
7,590,360   $79,524,546
Shares issued in reinvestment of
  dividends...........................
7,661        80,973
Shares reacquired.....................
(728,030)   (8,137,956)
                                        --------
--   -----------
Net increase in shares outstanding
  before conversion...................
6,869,991    71,467,563
Shares reacquired upon conversion into
  Class A.............................
(61,382)     (732,819)
                                        --------
--   -----------
Net increase in shares outstanding....
6,808,609   $70,734,744
                                        --------
--   -----------
                                        --------
--   -----------
Class C
--------------------------------------
Six months ended March 31, 1998:
Shares sold...........................
121,129   $ 1,483,837
Shares issued in reinvestment of
  dividends and distributions.........
30,071       351,829
Shares reacquired.....................
(59,293)     (731,206)
                                        --------
--   -----------
Net increase in shares outstanding....
91,907   $ 1,104,460
                                        --------
--   -----------
                                        --------
--   -----------
November 7, 1996* through
  September 30, 1997:
Shares sold...........................
608,639   $ 6,265,784
Shares issued in reinvestment of
  dividends and distributions.........
827         8,698
Shares reacquired.....................
(56,477)     (614,072)
                                        --------
--   -----------
Net increase in shares outstanding....
552,989   $ 5,660,410
                                        --------
--   -----------
                                        --------
--   -----------

------------------------------------------------
--------------------------------
                                       10

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Notes to Financial Statements (Unaudited) INCOME
FUND
------------------------------------------------
--------------------------------

Class Z                                   Shares
Amount
--------------------------------------  --------
--   -----------
Six months ended March 31, 1998:
Shares sold...........................
152,879   $ 1,898,320
Shares issued in reinvestment of
  dividends
  and distributions...................
3,675        43,103
Shares reacquired.....................
(109,191)   (1,356,254)
                                        --------
--   -----------
Net increase in shares outstanding....
47,363   $   585,169
                                        --------
--   -----------
                                        --------
--   -----------
November 7, 1996* through
  September 30, 1997:
Shares sold...........................
62,839   $   709,853
Shares issued in reinvestment of
  dividends...........................
146         1,687
Shares reacquired.....................
(15,897)     (172,460)
                                        --------
--   -----------
Net increase in shares outstanding....
47,088   $   539,080
                                        --------
--   -----------
                                        --------
--   -----------

---------------
  * Commencement of investment operations.
------------------------------------------------
--------------------------------
                                       11

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Financial Highlights (Unaudited)          INCOME
FUND
------------------------------------------------
--------------------------------

Class A                    Class B

-----------------------------------     --------
--

Six months     November 7, 1996(a)      Six
months

Ended              Through              Ended

March 31,         September 30,         March
31,

1998                1997                1998

----------     --------------------     --------
--
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of
period..........................................
 .   $  12.89            $ 10.00            $
12.86

----------              ------          --------
--
Income from investment operations
Net investment
income..........................................
 ................        .07                .09
 .03
Net realized and unrealized gain on investment
transactions....................        .58
2.87                 .57

----------             ------          ---------
-
   Total from investment
operations......................................
 ......        .65               2.96
 .60

----------             ------          ---------
-
Less distributions
Dividends from net investment
income..........................................
 .       (.05)              (.07)
--(d)
Distributions from net realized
gains..........................................
(.62)                --                (.62)

----------            ------          ----------
   Total
distributions...................................
 ......................       (.67)
(.07)               (.62)

----------            ------          ----------
Net asset value, end of
period..........................................
 .......   $  12.87           $  12.89
$  12.84

----------            ------          ----------

----------            ------          ----------
TOTAL
RETURN(c).......................................
 .........................       5.55%
29.72%               5.17%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
(000)...........................................
 .....   $ 37,308           $ 34,846            $
99,800
Average net assets
(000)...........................................
 ............   $ 34,512           $ 27,008
$ 90,292
Ratios to average net assets(b):
   Expenses, including distribution
fees.......................................
1.30%              1.58%               2.05%
   Expenses, excluding distribution
fees.......................................
1.05%              1.33%               1.05%
   Net investment
income..........................................
 .............       1.19%               .90%
 .44%
Portfolio turnover
rate............................................
 ............         42%                55%
42%
Average commission rate paid per
share.........................................
$  .0607           $  .0588            $  .0607


November 7, 1996(a)

Through

September 30,

1997

-------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of
period..........................................
 .        $ 10.00

------
Income from investment operations
Net investment
income..........................................
 ................            .02
Net realized and unrealized gain on investment
transactions....................           2.86

------
   Total from investment
operations......................................
 ......           2.88

------
Less distributions
Dividends from net investment
income..........................................
 .           (.02)
Distributions from net realized
gains..........................................
--

------
   Total
distributions...................................
 ......................           (.02)

------
Net asset value, end of
period..........................................
 .......        $ 12.86

------

------
TOTAL
RETURN(c).......................................
 .........................          28.83%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
(000)...........................................
 .....        $87,558
Average net assets
(000)...........................................
 ............        $62,575
Ratios to average net assets(b):
   Expenses, including distribution
fees.......................................
2.33%
   Expenses, excluding distribution
fees.......................................
1.33%
   Net investment
income..........................................
 .............            .15%
Portfolio turnover
rate............................................
 ............             55%
Average commission rate paid per
share.........................................
$ .0588

---------------
(a) Commencement of investment operations.
(b) Annualized.
(c) Total return does not consider the effects
of sales loads. Total return is
    calculated assuming a purchase of shares on
the first day and a sale on the
    last day of each period reported and
includes reinvestment of dividends and
    distributions. Total returns for periods of
less than a full year are not
    annualized.
(d) Less than $.005 per share.
------------------------------------------------
--------------------------------
See Notes to Financial Statements.     12

PRUDENTIAL JENNISON SERIES FUND, INC.

PRUDENTIAL JENNISON GROWTH &
Financial Highlights (Unaudited)          INCOME
FUND
------------------------------------------------
--------------------------------

Class C                    Class Z

-----------------------------------     --------
--

Six months     November 7, 1996(a)      Six
months

Ended              Through              Ended

March 31,         September 30,         March
31,

1998                1997                1998

----------     --------------------     --------
--
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of
period..........................................
 .     $12.86              $10.00
$12.93

-----               -----               -----
Income from investment operations
Net investment
income..........................................
 ................        .03                 .02
 .09
Net realized and unrealized gain on investment
transactions....................        .57
2.86                 .58

-----               -----               -----
   Total from investment
operations......................................
 ......        .60                2.88
 .67

-----               -----               -----
Less distributions
Dividends from net investment
income..........................................
 .         --(d)             (.02)
(.06)
Distributions from net realized
gains..........................................
(.62)                 --                (.62)

-----               -----               -----
   Total
distributions...................................
 ......................       (.62)
(.02)               (.68)

-----               -----               -----
Net asset value, end of
period..........................................
 .......     $12.84              $12.86
$12.92

-----               -----               -----

-----               -----               -----
TOTAL
RETURN(c).......................................
 .........................       5.17%
28.83%               5.75%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
(000)...........................................
 .....     $8,282              $7,111
$1,220
Average net assets
(000)...........................................
 ............     $7,398              $5,631
$  896
Ratios to average net assets(b):
   Expenses, including distribution
fees.......................................
2.05%               2.33%               1.05%
   Expenses, excluding distribution
fees.......................................
1.05%               1.33%               1.05%
   Net investment
income..........................................
 .............        .44%                .15%
1.44%
Portfolio turnover
rate............................................
 ............         42%                 55%
42%
Average commission rate paid per
share.........................................
$.0607              $.0588              $.0607


November 7, 1996(a)

Through

September 30,

1997

-------------------
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of
period..........................................
 .        $ 10.00

-----
Income from investment operations
Net investment
income..........................................
 ................            .10
Net realized and unrealized gain on investment
transactions....................           2.92

-----
   Total from investment
operations......................................
 ......           3.02

-----
Less distributions
Dividends from net investment
income..........................................
 .           (.09)
Distributions from net realized
gains..........................................
--

-----
   Total
distributions...................................
 ......................           (.09)

-----
Net asset value, end of
period..........................................
 .......        $ 12.93

-----

-----
TOTAL
RETURN(c).......................................
 .........................          30.30%
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
(000)...........................................
 .....        $   609
Average net assets
(000)...........................................
 ............        $   227
Ratios to average net assets(b):
   Expenses, including distribution
fees.......................................
1.33%
   Expenses, excluding distribution
fees.......................................
1.33%
   Net investment
income..........................................
 .............           1.15%
Portfolio turnover
rate............................................
 ............             55%
Average commission rate paid per
share.........................................
$ .0588

---------------
(a) Commencement of investment operations.
(b) Annualized.
(c) Total return does not consider the effects
of sales loads. Total return is
    calculated assuming a purchase of shares on
the first day and a sale on the
    last day of each period reported and
includes reinvestment of dividends and
    distributions. Total returns for periods of
less than a full year are not
    annualized.
(d) Less than $.005 per share.
------------------------------------------------
--------------------------------
See Notes to Financial Statements.     13

Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077

(800) 225-1852
http://www.prudential.com

Directors
Edward D. Beach
Delayne Dedrick Gold
Robert F. Gunia
Douglas H. McCorkindale
Mendel A. Melzer, CFA
Thomas T. Mooney
Stephen P. Munn
Richard A. Redeker
Robin B. Smith
Louis A. Weil, III
Clay T. Whitehead

Officers
Richard A. Redeker, President
Robert F. Gunia, Vice President
Grace C. Torres, Treasurer
Stephen M. Ungerman, Assistant Treasurer
S. Jane Rose, Secretary
Marguerite E.H. Morrison, Assistant Secretary

Manager
Prudential Investments Fund Management LLC
Gateway Center Three
100 Mulberry Street
Newark, NJ 07102-4077

Investment Adviser
Jennison Associates LLC
466 Lexington Avenue
New York, NY 10017

Distributor
Prudential Securities Incorporated
One Seaport Plaza
New York, NY 10292

Custodian
State Street Bank and Trust Company
One Heritage Drive
North Quincy, MA 02171

Transfer Agent
Prudential Mutual Fund Services LLC
P.O. Box 15005
New Brunswick, NJ 08906

Independent Accountants
Price Waterhouse LLP
1177 Avenue of the Americas
New York, NY 10036

Legal Counsel
Gardner, Carton & Douglas
Quaker Tower
321 North Clark Street
Chicago, IL 60610-4795

The views expressed in this report and
information about the Fund's portfolio
holdings are for the period covered by this report and are subject to change thereafter.

The accompanying financial statements as of March 31, 1998 were not audited and, accordingly, no opinion is expressed on them.

This report is not authorized for distribution to prospective investors unless preceded or accompanied by a current prospectus.

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Prudential Mutual Funds
Gateway Center Three
100 Mulberry Street
Newark, NJ  07102-4077
(800) 225-1852

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